ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of September 28, 2006, by and between Owen Consulting LLC, a California limited liability company ("Seller"), and Futomic Industries, Inc., a New Jersey corporation ("Buyer").

RECITALS

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, certain assets, pursuant to the terms and subject to the conditions set forth herein.

NOW THEREFORE, Seller and Buyer agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Defined Terms. As used herein, the terms below shall have the following meanings:

"Acquired Assets" shall mean the assets of the Seller set forth on Schedule A hereto.

"Action" shall mean any action, claim, suit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation, or threat thereof, by or before any court or grand jury, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

"Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person and any member, general partner, director, officer or employee of such Person. For purposes of this definition of Affiliate, "control" shall mean the power of one or more Persons to direct the affairs of the Person controlled by reason of ownership of voting stock, contract or otherwise.

"Damages" shall mean any and all costs, losses, damages, liabilities, demands, claims, suits, actions, judgments, causes of action, assessments or expenses, including interest, penalties, fines and attorneys' fees incident thereto, incurred in connection with any claim for indemnification arising out of this Agreement, and any and all amounts paid in settlement of any such claim.

"Intellectual Property" shall mean all copyrights, copyright registrations, proprietary processes, trade secrets, license rights, specifications, technical manuals and data, drawings, inventions, designs, patents, patent applications, mask works, tradenames, trademarks, service marks, product information and data, know-how and development work-in-progress, customer lists, software, business correspondence and marketing plans and other intellectual or intangible property that comprise or are necessary to the use of the Acquired Assets, whether pending, applied for or issued, whether filed in the United States or in other countries, including, without limitation, all associated goodwill; all things authored, discovered, developed, made, perfected, improved, designed, engineered, acquired, produced, conceived or first reduced to practice by Seller or any of its employees or agents that are embodied in, derived from or relate to the Acquired Assets, in any stage of development, including, without limitation, modifications, enhancements, designs, concepts, techniques, methods, ideas, flow charts, coding sheets, notes and all other information relating to the Acquired Assets.

"Knowledge" shall mean an individual shall be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter or if a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a diligent and comprehensive investigation concerning the truth or existence of such fact or other matter. Seller shall be deemed to have "Knowledge" of a particular fact or other matter if any officer or other representative of Seller has Knowledge of such fact or other matter.

"Person" shall mean any person or entity, whether an individual, trustee, corporation, general partnership, limited partnership, trust, unincorporated organization, limited liability company, business association, firm, joint venture, or governmental agency or authority.

"Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (i) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, for which Buyer could become liable as successor to or transferee of the Acquired Assets or which could become a charge against or lien on the Acquired Assets, which taxes shall include, without limiting the generality of the foregoing, all sales and use taxes, ad valorem taxes, excise taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, real property gains taxes, transfer taxes, payroll and employee withholding taxes, unemployment insurance contributions, social security taxes and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, or (ii) any liability for amounts referred to in (i) as a result of any obligations to indemnify another person.

ARTICLE II.

PURCHASE AND SALE OF ACQUIRED ASSETS

2.1 Transfer of Acquired Assets. Pursuant to the terms and subject to the conditions of this Agreement, in exchange for the consideration set forth in Section 2.2 below, at the Closing, Seller shall sell, assign and deliver to Buyer, and Buyer shall purchase from Seller, the Acquired Assets.

2.2 Purchase Price/ Payment Procedure. As consideration for the Acquired Assets, Buyer shall tender Seller an amount equal to Five Million Five Hundred Thousand (5,500,000) shares of common stock of Buyer (the “Purchase Price”), payable as follows:

(a) At the Closing, Buyer shall deliver, or cause to be delivered, to Seller a stock certificate representing the Purchase Price.

2.3 Assets Excluded; Liabilities Not Assumed. Seller shall not sell nor Buyer purchase any assets other than the Acquired Assets and Buyer shall not, and shall not be required to, assume or be obligated to pay, discharge or perform, any debts, liabilities, adverse claims or obligations of any kind or nature whatsoever of Seller, whether in connection with the Acquired Assets or otherwise and whether arising before or after the consummation of the transactions contemplated herein, or bear any cost or charge with respect thereto.

ARTICLE III.

CLOSING

3.1 Closing. The closing of the transactions contemplated herein (the "Closing") shall occur on September 28, 2006, or at such other time and place as the parties may agree (the "Closing Date"), provided that all of the Closing conditions set forth in Section 3.3 hereof shall have occurred.

3.2 Deliveries. Together with an executed counterpart of this Agreement, the following items shall be delivered by the parties at the Closing:

(a) By Buyer. Buyer shall deliver a certificate representing the Purchase Price described in Section 2.2(a).

(b) By Seller. Seller shall deliver to Buyer:

(i) one or more Bills of Sale, in form and substance satisfactory to Buyer and sufficient to convey the Acquired Assets to Buyer;

(ii) such electronic and paper copies and representations of the Intellectual Property as may in Buyer's reasonable judgment be necessary to convey the Intellectual Property to Buyer;

(iii) an Assignment of Seller's rights in the patent application pending before the Patent and Trademark Office as application no. 60745514, filed by Kelly Owen on or about April 24, 2006 titled “Invisidesk Private Communication, Authentication and Connection Portal”; and

(iv) such other documents and instruments as are reasonably necessary to consummate the transactions contemplated hereby.

3.3 Conditions to Closing. Buyer and Seller shall not be obligated to consummate the Closing and the transactions contemplated hereby and may terminate this Agreement without incurring any liability unless (a) Buyer has delivered the items specified in Section 3.2(a) and Seller has delivered the items specified in Section 3.2(b).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that:

4.1 Organization. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Seller is duly qualified or licensed as a foreign limited liability company to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, affect the Acquired Assets in a materially adverse manner.

4.2 Authorization. Seller has all necessary power and authority and has taken all action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller and is a valid and binding obligation of Seller, enforceable against it in accordance with its respective terms subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and limitations imposed by equitable principles, whether considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought.

4.3 Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been conducted without the intervention of any person or entity acting on behalf of Seller in such a manner as to give rise to any valid claim against Buyer for any broker's or finder's commission, fee or similar compensation and Seller shall indemnify Buyer and hold it harmless from any liability or expense arising from any claim for brokerage commissions, finder's fees or other similar compensation based on any agreement, arrangement or understanding made by or on behalf of Seller.

4.4 Litigation, Proceedings and Applicable Law. There are no Actions, suits, investigations or proceedings, at law or in equity or before or by any governmental authority or instrumentality or before any arbitrator of any kind, pending or, to Seller's Knowledge, threatened (a) against Seller which, if determined adversely against Seller, would have a material adverse effect on Seller's or Buyer's ability to use the Intellectual Property in the manner in which it is now being used by Seller, or (b) seeking to delay or enjoin the consummation of the transactions contemplated hereby. To the Knowledge of Seller, there are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign, judicial or administrative authority in any proceeding to which Seller is or was a party relating to the Acquired Assets.

4.5 No Conflict Or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will result in (a) a violation of or a conflict with any provision of the Articles of Organization or LLC Operating Agreement of Seller, (b) a material breach or termination of, or a material default under, any term or provision of any contract to which Seller is a party or an event which, with notice, lapse of time, or both, would result in any such material breach, such termination or such material default, or (c) a material violation by Seller of any Legal Requirement or an event which, with notice, lapse of time or both, would result in such a material violation.

4.6 Intellectual Property.

(a) Seller owns all rights to the Acquired Assets without any conflict or infringement of the intellectual property rights of others. All source code included within the Intellectual Property constitutes a trade secret of Seller and is not part of the public knowledge or literature, and Seller has taken reasonable action to protect such source code as a trade secret. In addition, Seller has taken reasonable steps (including, without limitation, entering into Confidentiality Agreements with all officers and employees of and consultants involved in Seller's business) to maintain the secrecy and confidentiality of and its proprietary rights in, all Intellectual Property.

(b)  Schedule A lists (i) all patents and patent applications and all registered copyrights, trade names, trademarks, service marks and other company, product or service identifiers included in the Intellectual Property, and specifies the jurisdictions in which each of the foregoing has been registered, including the respective registration numbers, and/or any application for any such registration has been filed; (ii) all licenses, sublicenses and other agreements as to which Seller is a party and pursuant to which Seller or any other Person is authorized to use any Intellectual Property; and (iii) all licenses under which Seller is or may be obligated to make royalty or other payments. Copies of all licenses, sublicenses and other agreements identified pursuant to clauses (ii) and (iii) above have been delivered by Seller to Buyer.

(c) Seller is not in violation in any material respect of any license, sublicense or agreement described in Schedule A. As a result of the execution and delivery of this Agreement or the performance of Seller's obligations hereunder, neither Seller nor Buyer shall be in violation in any material respect of any license, sublicense or agreement described in such schedule.

(d) Seller is the sole owner of all necessary right, title and interest in and to (free and clear of any liens, encumbrances or security interests) all non-public domain Intellectual Property necessary to fully exploit the Acquired Assets and has full rights to the use, sale, license or disposal thereof. Except as expressly set forth in Schedule A, no other Person has any rights with respect to any of the Intellectual Property, nor is any consent or approval of any third party needed to fully utilize and exploit the Acquired Assets as presently configured.

(e) No claims with respect to the Intellectual Property have been asserted to Seller, or, to Seller's Knowledge, are threatened by any person, and Seller knows of no claims (i) to the effect that Seller infringes any copyright, patent, trade secret, or other intellectual property right of any third party or violates any license or agreement with any third party, (ii) contesting the right of Seller to use, sell, license or dispose of any Intellectual Property, or (iii) challenging the ownership, validity or effectiveness of any of the Intellectual Property.

(f) To the Knowledge of Seller, all trademarks, service marks, and other company, product or service identifiers held by Seller are valid and subsisting worldwide.

(g) To the Knowledge of Seller, and except as expressly set forth in Schedule A, there has not been and there is not now any unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third party. Seller has not been sued or, to Seller's Knowledge, charged as a defendant in any claim, suit, action or proceeding that involves a claim of infringement of any patents, trademarks, service marks, copyrights or other intellectual property rights that comprise the Acquired Assets. Seller does not have any infringement liability with respect to any patent, trademark, service mark, copyright or other intellectual property right of any third party insofar as the Acquired Assets are concerned.

(h) No Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any material manner the licensing thereof by Seller. Seller has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, except in the ordinary course of business. Seller has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Intellectual Property. Seller has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property developed or owned by Seller.

(i)  Except as set forth in Schedule A, no person has a license to use or the right to acquire a license to use any future version of any product based on the Intellectual Property or any product based on the Intellectual Property that is under development, and no agreement to which Seller is a party will restrict Buyer from charging customers for any such new version or product.

4.7 Assets Generally. Seller holds good and marketable title, license to or leasehold interest in all of the Acquired Assets and has the complete and unrestricted power and the unqualified right to sell, assign and deliver the Acquired Assets to Buyer. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good and marketable title, license or leasehold interest to the Acquired Assets free and clear of any encumbrances and there exists no restriction on the use or transfer of the Acquired Assets. No Person other than Seller has any right or interest in the Acquired Assets, including the right to grant interests in the Acquired Assets to third parties.

4.8 Products. The Acquired Assets operate in compliance with Seller's specifications for such products.

4.9 Working Order. All of the tangible Acquired Assets are, and as of the Closing Date will be, in good condition, working order and repair, normal wear and tear excepted.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

5.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of New Jersey and has full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

5.2 Authorization. Buyer has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder. This Agreement and has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer, enforceable against it in accordance with its terms subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to or affecting the rights of creditors generally and limitations imposed by equitable principles, whether considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought.

5.3 Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been conducted without the intervention of any person or entity acting on behalf of Buyer in such a manner as to give rise to any valid claim against Seller for any broker's or finder's commission, fee or similar compensation.

5.4 Consents and Approvals. No consent, waiver, approval or authorization of or by, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE VI.

CERTAIN COVENANTS

6.1 Covenants of Both Parties. Buyer, on the one hand, and Seller, on the other hand, each covenant to the other that:

(a) Further Assurances. Each party will cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder. From and after the execution hereof, Seller will promptly refer all inquiries with respect to the ownership of the Acquired Assets to Buyer and execute such documents as Buyer may reasonably request from time to time to evidence transfer of the Acquired Assets to Buyer.

6.2 Seller's Covenants. Seller covenants to Buyer that:

(a) Cooperation and Transition Assistance. Seller shall use its best efforts to facilitate the transition of customers, customer support services, and development, marketing and sales functions related to the Acquired Assets to Buyer, and shall direct any new inquiries regarding the Acquired Assets to Buyer or its assignee.

(b) Documentation. Seller shall provide Buyer with full and complete documentation, both written and computer generated, relating to any business that Seller has conducted using the Acquired Assets, including all correspondence and files relating to their development.

ARTICLE VII.

INDEMNIFICATION

7.1 Indemnification by the Seller. In the event Seller (a) breaches or is deemed to have breached any of the representations and warranties contained in Article IV herein, or (b) fails to perform or comply with any of the covenants and agreements set forth in this Agreement, Seller shall hold harmless, indemnify and defend Buyer, and each of its directors, officers, shareholders, attorneys, representatives and agents, from and against any Damages incurred or paid by Buyer to the extent such Damages arise or result from a breach by Seller of any such representations or warranties or a violation of any covenant in this Agreement.

7.2 Indemnification By Buyer. In the event Buyer (a) breaches or is deemed to have breached any of the representations and warranties contained in Article V herein or (b) fails to perform or comply with any of the covenants and agreements set forth in this Agreement, then Buyer shall hold harmless, indemnify and defend Seller from and against any Damages incurred or paid by the Seller to the extent such Damages arise or result from a breach by Buyer of any such representations and warranties or a violation of any covenant in this Agreement.

7.3 Notification Of Claims. If any party or parties (the "Indemnified Party") reasonably believes that it is entitled to indemnification hereunder, or otherwise receives notice of the assertion or commencement of any third-party claim, action, or proceeding (a "Third-Party Claim"), with respect to which such other party or parties (the "Indemnifying Party") is obligated to provide indemnification pursuant to Section 7.1 or 7.2 above, the Indemnified Party shall promptly give the Indemnifying Party written notice of such claim for Indemnification (an

"Indemnity Claim"). Any claim for indemnification under this Section 7 must be brought prior to the expiration of the survival period for the representation and warranty as set forth in Section 8.1. The delivery of such notice of Indemnity Claim ("Claim Notice") shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder. The Indemnifying Party shall have twenty (20) days from the receipt of a Claim Notice (the "Notice Period") to notify the Indemnified Party of whether or not the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Indemnity Claim.

7.4 Resolution Of Claims.

(a) With respect to any Indemnity Claim involving a Third-Party Claim, following prompt notification of the Indemnifying Party, the Indemnified Party shall proceed with the defense of such Third-Party Claim. During such defense proceedings, the Indemnified Party shall keep the Indemnifying Party informed of all material developments and events relating to the proceedings. The Indemnifying Party shall have a right to be present at the negotiation, defense and settlement of such Third-Party Claim. The Indemnified Party shall not agree to any settlement of the Third-Party Claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. Following entry of judgment or settlement with respect to the Third-Party Claim, any dispute as to the liability of the Indemnifying Party with respect to the Indemnity Claim shall be resolved as provided in Section 7.5.

(b) With respect to any Indemnity Claim not involving a Third-Party Claim, if the Indemnifying Party disputes its liability within the Notice Period, the liability of the Indemnifying Party shall be resolved in accordance with Section 7.5.

(c) In the event that an Indemnified Party makes an Indemnity Claim in accordance with Section 7.3 and the Indemnifying Party does not dispute its liability within the Notice Period, the amount of such Indemnity Claim shall be conclusively deemed a liability of the Indemnifying Party.

7.5  Arbitration. All disputes under this Agreement shall be settled by arbitration before a single arbitrator pursuant to the commercial law rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section 7.5. The arbitrator shall be selected by the joint agreement of the Indemnifying Party and Indemnified Party, but if they do not so agree within 20 days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding without right of appeal. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared; provided, however, that if in the opinion of the arbitrator any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrator against the party raising such unreasonable claim, defense or objection. To the extent that arbitration may not be legally permitted hereunder and the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such dispute to arbitration, any party may commence a civil action in a court of appropriate jurisdiction to solve disputes hereunder. Nothing contained in this Section 7.5 shall prevent the parties from settling any dispute by mutual agreement at any time.

7.6 Indemnification Threshold. Notwithstanding anything to the contrary herein, in no event shall any party be liable to any other party under any warranty, representation, indemnity or covenant made by such party in this Agreement until the aggregate amount of Damages thereunder against such party exceeds Ten Thousand Dollars ($10,000) (the "Threshold"), at which point such party shall be liable for the full amount of liability for such claims below and above the threshold.

ARTICLE VIII

MISCELLANEOUS

8.1 Survival of Representations and Warranties. The representations, warranties and indemnities included or provided for in this Agreement or in any agreement, schedule or certificate or other document or instrument delivered pursuant to this Agreement will survive the Closing Date for a period of twenty-four months. No claim may be made by any party hereto unless written notice of the claim is given within that twenty-four month period; provided, however, that the foregoing limitation period will not apply to a breach of any representation, warranty or covenant known to any party before the Closing Date.

8.2 Setoff. Buyer may set off any amount that may be owed to it by Seller under this Agreement against any amount otherwise payable to Seller by Buyer, but any such setoff shall in no manner limit Seller's liability, if any, to Buyer.

8.3 Noncompetition. Seller shall not, at any time within the 3-year period immediately following the Closing Date, directly or indirectly engage in any activities similar to or competitive with the activities of Buyer. This provision shall be of no further effect in the event of a breach by Buyer of its obligations under Sections 2.2(a).

8.4  Press Releases and Public Announcements. Prior to the Closing Date, neither Buyer nor Seller (nor their respective shareholders, officers and directors) shall issue any press release or make any public announcement concerning the matters set forth in this Agreement (other than as required by applicable disclosure rules or regulations) without the consent of the other party. Buyer and Seller will cooperate to jointly prepare and issue any press release which may be issued to announce the closing of the transactions contemplated by this Agreement.

8.5 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Buyer may, without need for any consent or notice to Seller, assign all of its rights and obligations under this Agreement to any Affiliate of Buyer, and such assignment shall release Buyer of all of its liabilities and obligations to Seller, provided such liabilities and obligations are fully assumed by Buyer's assignee.

8.6 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered by telecopy or other facsimile (with receipt acknowledged), delivered personally or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged or refused), to the addresses of the parties appearing below, or to such other place and with such other copies as either party may designate as to itself by written notice to the other.

If to the Buyer, to:

Futomic Industries, Inc.
8717-53 Avenue 2nd Floor
Edmonton, Alberta, Canada T6E 5E9
Attention: Francisco Schipperheijn
Facsimile: (780) 485-1259

      If to the Seller, to:

Owen Consulting LLC
3712 Kempton Drive
Los Alamitos, CA 90720
Attention: Kelly Owen
Facsimile: 562-331-8446

8.7 Choice of Law. This Agreement shall be governed under and construed in accordance with the laws of the State of New Jersey without regard to its choice of law principles. For purposes of any dispute or controversy arising under this Agreement or the transactions contemplated hereby, the parties mutually consent to the exclusive jurisdiction of the state and federal courts sited within the State of New Jersey.

8.8  Entire Agreement; Amendments And Waivers. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

8.9  Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signature pages shall be considered originals.

8.10 Titles. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, in multiple originals, all as of the day and year first above written.

SELLER:

OWEN CONSULTING LLC

By:          /s/ Kelly Owen
Name: Kelly Owen
Title: Managing Member

BUYER:

FUTOMIC INDUSTRIES, INC.

By:          /s/ Francisco Schipperheijn
Name: Francisco Schipperheijn
Title: Chief Executive Officer

Schedule A

(Acquired Assets)

All right, title and interest in patent application pending before the Patent and Trademark Office as application no. 60745514, filed by Kelly Owen on or about April 24, 2006 titled “Invisidesk Private Communication, Authentication and Connection Portal” and all Intellectual Property related thereto.